Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2009, relating to the consolidated financial statements and financial statement schedule of Tenneco Inc. and consolidated subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the Company’s adoption of the measurement date provisions of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132 (R)” on January 1, 2007 and the Company’s adoption of the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, “Employer’s Accounting for Defined Benefit Pension and other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132 (R)” on December 31, 2006), and the effectiveness of Tenneco Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Tenneco Inc. for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
Chicago, Illinois
May 20, 2009